Exhibit 11
Weighted Average Shares Outstanding
and Earnings Per Share Worksheet

                                                                         2000                       1999
                                                                       Shares                     Shares
                                                                  Outstanding                Outstanding
                                                            ------------------         ------------------
                                       January                      1,775,311                  1,833,404
                                       February                     1,774,811                  1,824,659
                                       March                        1,774,811                  1,823,129
                                       April                        1,774,811                  1,803,459
                                       May                          1,774,811                  1,798,747
                                       June                         1,774,811                  1,798,747
                                       July                         1,771,311                  1,794,797
                                       August                       1,769,711                  1,791,047
                                       September                    1,726,481                  1,784,997
                                       October                                                 1,783,987
                                       November                                                1,777,177
                                       December                                                1,774,037


Weighted average shares outstanding*                                1,768,418                  1,802,165

Net income                                                         $2,429,960                 $2,638,940

Basic earnings per share                                                $1.37                      $1.46
                                                            ------------------         ------------------

Effect of dilutive securities, stock options                           12,472                     15,967

Diluted earnings per share                                              $1.36                      $1.45
                                                            ------------------         ------------------


* Weighted average shares are calculated on a daily basis.